FOR IMMEDIATE RELEASE

CONTACT:

MEDIA:	ANALYSTS:
Katrina W. Parker, 312/822-5167	Nancy M. Bufalino, 312/822-7757
Sarah J. Pang, 312/822-6394	Marie Hotza, 312/822-4278
David C. Adams, 312/822-2183

CNA FINANCIAL ANNOUNCES SECOND QUARTER 2011 RESULTS:
NET OPERATING INCOME OF $116 MILLION, NET INCOME OF $126 MILLION,
NET WRITTEN PREMIUMS INCREASE OF 5%, P&C COMBINED RATIO OF 105.7%
BOOK VALUE PER COMMON SHARE OF $43.09,
AN INCREASE OF 3% FROM MARCH 31, 2011
QUARTERLY DIVIDEND OF $0.10 PER SHARE

CHICAGO, August 1, 2011 --- CNA Financial Corporation (NYSE: CNA) today announced second quarter 2011 results, which included net operating income of $116 million, or $0.43 per common share, and net income of $126 million, or $0.47 per common share. Property & Casualty Operations combined ratio for the second quarter was 105.7%. Book value per common share was $43.09 at June 30, 2011, as compared to $41.75 at March 31, 2011 and $40.70 at December 31, 2010.
CNA Financial also announced declaration of a quarterly dividend of $0.10 per share, payable August 31, 2011 to stockholders of record on August 15, 2011.

	Results for the Three Months Ended June 30 (a)		Results for the Six Months Ended June 30 (a)
($ millions)	2011	2010	2011	2010
Net operating income	$116	$269	$332	$492
Net realized investment gains	10	13	18	35
Net income from continuing operations	126	282	350	527
Net income (loss) from discontinued operations	—	1	(1)	1
Net income	$126	$283	$349	$528

(a)
References to net operating income (loss), net realized investment gains (losses), net income (loss) from continuing operations and net income (loss) used in this press release reflect amounts attributable to CNA, unless otherwise noted. Management utilizes the net operating income financial measure to monitor the Company's operations. Please refer to Note N of the Consolidated Financial Statements within CNA's Annual Report on Form 10-K for the year ended December 31, 2010 for further discussion of this measure.

Earnings Per Share Attributable to Common Stockholders
	Results for the Three Months Ended June 30		Results for the Six Months Ended June 30
	2011	2010	2011	2010
Net operating income	$0.43	$1.00	$1.23	$1.83
2008 Senior Preferred dividend	—	(0.09)	—	(0.19)
Net operating income attributable to CNA common stockholders	0.43	0.91	1.23	1.64
Net realized investment gains	0.04	0.05	0.07	0.13
Net income from continuing operations	0.47	0.96	1.30	1.77
Net income (loss) from discontinued operations	—	—	—	0.01
Net income attributable to CNA common stockholders	$0.47	$0.96	$1.30	$1.78
Net operating income for the three months ended June 30, 2011 decreased $153 million as compared with the same period in 2010. Net operating income for our core Property & Casualty Operations decreased $140 million, primarily due to a lower level of favorable net prior year development and higher catastrophe losses. For the three months ended June 30, 2011, catastrophe losses were $65 million after-tax as compared to $31 million after-tax for the same period in 2010. Our Property & Casualty Operations produced second quarter combined ratios of 105.7% and 89.5% in 2011 and 2010. Excluding the impacts of favorable reserve development and catastrophe losses, our combined ratios were 103.6% and 104.6% for the same comparable periods. Net operating results decreased $13 million for our non-core segments.
“CNA continued to make progress toward our goal of becoming recognized as a winning company in the Property & Casualty industry,” said Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation. “We achieved an overall net written premium increase of over 5% with growth across both our Specialty and Commercial segments, driven by new business and higher retention in our targeted customer segments. Rate improved for the third straight quarter. We completed our purchase of the minority shares of CNA Surety.”
Net investment income for the three months ended June 30, 2011 decreased $4 million as compared with the same period in 2010. The decrease was primarily driven by a decrease in fixed maturity security income, due to the effective income yield of the fixed maturity portfolio and a lower invested asset base, substantially offset by an increase in limited partnership investment income.
After-tax net realized investment gains decreased $3 million for the three months ended June 30, 2011 as compared with the same period in 2010. Other-than-temporary impairment losses of $40 million after-tax were recognized in earnings for the three months ended June 30, 2011 as compared to $37 million after-tax for the same period in 2010.
Net operating income for the six months ended June 30, 2011 decreased $160 million as compared with the same period in 2010. Net operating income for our core Property & Casualty Operations decreased $105 million, primarily due to the same reasons as discussed above in the three month comparison, partially offset by decreased expenses. For the six months ended June 30, 2011, catastrophe losses were $101 million after-tax as compared to $57 million after-tax for the same period in 2010. Our Property & Casualty Operations produced year-to-date combined ratios of 103.8% and 95.8% in 2011 and 2010. Excluding the impacts of favorable reserve development and catastrophe losses, our combined ratios were 101.9% and 103.4% for the same comparable periods. Net operating results decreased $55 million for our non-core segments.

Net investment income for the six months ended June 30, 2011 increased $26 million as compared with the same period in 2010. The increase was primarily driven by improved results from limited partnership investments, partially offset by a decrease in investment income from fixed maturity and short term investments due primarily to a decrease in the effective income yield of the fixed maturity portfolio and a lower invested asset base.
After-tax net realized investment gains decreased $17 million for the six months ended June 30, 2011 as compared with the same period in 2010. Results in 2011 include a $6 million after-tax loss on the early extinguishment of debt. Other-than-temporary impairment losses of $67 million after-tax were recognized in earnings for the six months ended June 30, 2011 as compared to $76 million after-tax for the same period in 2010.

Business Operating Highlights
CNA Specialty provides professional and management liability as well as surety and other property and casualty coverages and services, which include warranty and service contracts. Specialty products are sold both domestically and abroad, through a network of brokers, independent agencies and managing general underwriters.

•
Net written premiums increased $36 million for the second quarter of 2011 as compared with the same period in 2010. The increase in net written premiums was primarily driven by new business. Average rate was flat for the second quarter of 2011, as compared to a decrease of 2% for the same period in 2010 for the policies that renewed in each period. Retention of 85% was achieved in each period.

•
Net income decreased $70 million and net operating income decreased $54 million for the second quarter of 2011 as compared with the same period in 2010. The decrease in net operating income was primarily due to a lower level of favorable net prior year development.

•
The combined ratio increased 13.2 points for the second quarter of 2011 as compared with the same period in 2010. The loss ratio increased 12.6 points, primarily due to a lower level of favorable net prior year development and the impact of a higher current accident year loss ratio. The expense ratio increased 1.2 points, primarily due to higher underwriting expenses as we continued our investments across this business segment.

•
CNA Specialty produced second quarter combined ratios of 92.2% and 79.0% in 2011 and 2010. Excluding the impacts of favorable reserve development and catastrophe losses, our combined ratios were 99.3% and 97.1% for the same comparable periods.

CNA Commercial works with an independent agency distribution system and network of brokers to market a broad range of property and casualty insurance products and services to small, middle-market and large businesses and organizations domestically and abroad.

•
Net written premiums increased $42 million for the second quarter of 2011 as compared with the same period in 2010. This increase was primarily driven by new business across several lines of business as well as continued positive rate impacts. Average rate increased 2% for the second quarter of 2011 and 2010 for the policies that renewed in each period. Retention of 78% was achieved in each period.

•
Net income decreased $64 million and net operating income decreased $86 million for the second quarter of 2011 as compared with the same period in 2010. The decrease in net operating income was primarily due to a lower level of favorable net prior year development and higher catastrophe losses, partially offset by improved non-catastrophe current accident year underwriting results.

•
The combined ratio increased 19.3 points for the second quarter of 2011 as compared with the same period in 2010. The loss ratio increased 19.8 points, primarily due to a lower level of favorable net prior year development and increased catastrophe losses, partially offset by an improved non-catastrophe current accident year loss ratio.

•
CNA Commercial produced second quarter combined ratios of 117.7% and 98.4% in 2011 and 2010. Excluding the impacts of favorable reserve development and catastrophe losses, our combined ratios were 107.0% and 110.7% for the same comparable periods.

Life & Group Non-Core primarily includes the results of the life and group lines of business that are in run-off. Net earned premiums relate primarily to the individual and group long term care businesses.

•
Net loss decreased $1 million for the second quarter of 2011 as compared with the same period in 2010. This improvement was primarily due to lower expenses and improved investment results, substantially offset by unfavorable claim experience in our long term care business and less favorable performance on our remaining pension deposit business.

Corporate & Other Non-Core primarily includes certain corporate expenses, including interest on corporate debt, and the results of certain property and casualty business in run-off, including CNA Re and asbestos and environmental pollution (A&EP). In 2010, substantially all of our legacy A&EP liabilities were transferred to National Indemnity Company through a loss portfolio transfer reinsurance treaty.

•
Net results decreased $23 million for the second quarter of 2011 as compared with the same period in 2010, driven by lower net investment income partially offset by lower net incurred claims, both resulting from the Loss Portfolio Transfer consummated in the third quarter of 2010. Under the Loss Portfolio Transfer, approximately $1.6 billion of net A&EP claim and claim adjustment expense reserves were ceded under a retroactive reinsurance agreement. As a result of that transaction, the investment income allocated to the Corporate & Other Non-Core segment decreased because of the lower net reserve base and associated risk capital. Claim adjustment expenses are lower because the counterparty to the Loss Portfolio Transfer is responsible for the A&EP claims handling. Additionally, the decrease in net results was driven by decreased net realized investment results and higher interest expense. The increase in interest expense primarily relates to the use of debt to fund a portion of the 2010 redemption of our preferred stock. These unfavorable impacts were partially offset by increased favorable net prior year development.

Segment Results for the Three Months Ended June 30, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$114	$39	$153	$(19)	$(18)	$116
Net realized investment gains (losses)	5	8	13	1	(4)	10
Net income (loss) from continuing operations	$119	$47	$166	$(18)	$(22)	$126

Segment Results for the Three Months Ended June 30, 2010
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$168	$125	$293	$(18)	$(6)	$269
Net realized investment gains (losses)	21	(14)	7	(1)	7	13
Net income (loss) from continuing operations	$189	$111	$300	$(19)	$1	$282

Segment Results for the Six Months Ended June 30, 2011
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$244	$170	$414	$(37)	$(45)	$332
Net realized investment gains (losses)	10	18	28	(2)	(8)	18
Net income (loss) from continuing operations	$254	$188	$442	$(39)	$(53)	$350

Segment Results for the Six Months Ended June 30, 2010
($ millions)	CNA Specialty	CNA Commercial	Total P&C Operations	Life & Group Non-Core	Corporate & Other Non-Core	Total
Net operating income (loss)	$296	$223	$519	$(17)	$(10)	$492
Net realized investment gains (losses)	30	—	30	(5)	10	35
Net income (loss) from continuing operations	$326	$223	$549	$(22)	$—	$527

Property & Casualty Operations Gross Written Premiums
	Three Months Ended June 30		Six Months Ended June 30
($ millions)	2011	2010	2011	2010
CNA Specialty	$1,079	$1,043	$2,209	$2,093
CNA Commercial	965	936	1,858	1,848
Total P&C Operations	$2,044	$1,979	$4,067	$3,941

Property & Casualty Operations Net Written Premiums
	Three Months Ended June 30		Six Months Ended June 30
($ millions)	2011	2010	2011	2010
CNA Specialty	$683	$647	$1,422	$1,303
CNA Commercial	880	838	1,708	1,667
Total P&C Operations	$1,563	$1,485	$3,130	$2,970

Property & Casualty Calendar Year Loss Ratios
	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
CNA Specialty	60.8%	48.2%	62.5%	54.8%
CNA Commercial	80.7%	60.9%	77.9%	67.6%
Total P&C Operations	71.3%	55.1%	70.8%	61.8%

Property & Casualty Calendar Year Combined Ratios
	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
CNA Specialty	92.2%	79.0%	93.5%	85.7%
CNA Commercial	117.7%	98.4%	112.6%	104.1%
Total P&C Operations	105.7%	89.5%	103.8%	95.8%

CNA Specialty Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	99.3%	97.1%	98.4%	96.8%
Effect of catastrophe impacts	0.6%	0.5%	0.5%	0.4%
Effect of development-related items	(7.7)%	(18.6)%	(5.4)%	(11.5)%
Combined ratio	92.2%	79.0%	93.5%	85.7%

CNA Commercial Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	107.0%	110.7%	104.7%	108.5%
Effect of catastrophe impacts	12.5%	5.7%	9.5%	5.2%
Effect of development-related items	(1.8)%	(18.0)%	(1.6)%	(9.6)%
Combined ratio	117.7%	98.4%	112.6%	104.1%

Property & Casualty Operations Effect of Catastrophe Impacts and Development-Related Items
	Three Months Ended June 30		Six Months Ended June 30
	2011	2010	2011	2010
Combined ratio excluding the effect of catastrophe impacts and development-related items	103.6%	104.6%	101.9%	103.4%
Effect of catastrophe impacts	6.9%	3.3%	5.3%	3.0%
Effect of development-related items	(4.8)%	(18.4)%	(3.4)%	(10.6)%
Combined ratio	105.7%	89.5%	103.8%	95.8%

About the Company
Serving businesses and professionals since 1897, CNA is the country's seventh largest commercial insurance writer and the 13th largest property and casualty company. CNA's insurance products include standard commercial lines, specialty lines, surety, marine and other property and casualty coverages.  CNA's services include risk management, information services, underwriting, risk control and claims administration.  For more information, please visit CNA at www.cna.com. CNA is a registered trademark of CNA Financial Corporation.
Conference Call and Webcast Information:
A conference call for investors and the professional investment community will be held at 10:00 a.m. (ET) today. On the conference call will be Thomas F. Motamed, Chairman and Chief Executive Officer of CNA Financial Corporation, and other members of senior management. Participants can access the call by dialing (888) 312-9865, or for international callers, (719) 325-2336. The call will also be broadcast live on the internet at http://investor.cna.com or you may go to the investor relations pages of the CNA website (www.cna.com) for further details.
The call is available to the media, but questions will be restricted to investors and the professional investment community. A taped replay of the call will be available through August 8, 2011 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 8154398. The replay will also be available on CNA's website. Financial supplement information related to the results is available on the investor relations pages of the CNA website or by contacting David Adams at (312) 822-2183.
Financial Measures
In evaluating the results of CNA Specialty and CNA Commercial, management utilizes the combined ratio, the loss ratio, the expense ratio and the dividend ratio. These ratios are calculated using accounting principles generally accepted in the United States of America (GAAP) financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders' dividends incurred to net earned premiums. The combined ratio is the sum of the loss, expense and dividend ratios.
This press release may also reference or contain financial measures that are not in accordance with GAAP.  For reconciliations of non-GAAP measures to the most comparable GAAP measures, please refer herein and/or to CNA's most recent 10-K on file with the Securities and Exchange Commission, as well as the financial supplement, available at www.cna.com.
Forward-Looking Statement
This press release may include statements which relate to anticipated future events (forward-looking statements) rather than actual present conditions or historical events.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes”, “expects”, “intends”, “anticipates”, “estimates” and similar expressions.  Forward-looking statements, by their nature, are subject to a variety of inherent risks and uncertainties that could cause actual results to differ materially from the results projected.  Many of these risks and uncertainties cannot be controlled by CNA. For a detailed description of these risks and uncertainties affecting CNA, please refer to CNA's most recent 10-K on file with the Securities and Exchange Commission available at www.cna.com.
Any forward-looking statements made in this press release are made by CNA as of the date of this press release.  Further, CNA does not have any obligation to update or revise any forward-looking statement contained in this press release, even if CNA's expectations or any related events, conditions or circumstances change.

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